SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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I-many, Inc.

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Enterprise Contract Management Customers

Filed by I-many, Inc.

Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

Subject Company: I-many, Inc.

Commission File No.: 000-30883

Frequently Asked Questions

Q. Why is I-many selling its Health & Life Sciences business?

A: The sale of the Health & Life Sciences business was a strategic decision to focus all of the company’s resources on developing the broadest and deepest enterprise contract management solution suite with the highest possible return on investment for our customers in the foodservice, consumer goods, high tech, manufacturing and service industries. The I-many enterprise contract management solutions suite includes the I-many collections, deductions, trade funds and CARS for Foodservice products.

Q: When is the deal expected to close?

A. The sale is expected to close near the end of Q3 2003, subject to approval by I-many’s shareholders and satisfaction of other customary closing conditions.

I-many & You

Q. What does the deal mean to me and how do I benefit?

A. I-many is passionately committed to developing enterprise contract management solutions that provide our customers with the highest possible return on investment. The sale of the I-many Health & Life Sciences business will enable I-many to put all of our capital resources and a fully dedicated team of world class technology, professional services and client services professionals behind this commitment.

Q. Will the I-many product release schedule or roadmap change?

A. Going forward, I-many will fuel its product roadmap and release schedule with a product research and development investment that is nearly twice the software industry average. This will enhance and accelerate development of our current products, including Contract Manager, Compliance Manager, Rebate Manager (CARS/RM), Collections Manager and Deductions Manager, as well as a number of new, benefit-rich enterprise contract management solutions.

Q. Will there be any senior management changes?

A. I-many does not anticipate senior management changes in its enterprise contract management business as a result of the sale.

Q. Will there be any professional service, client service or other support changes?

A. No, you can still expect to receive the same level of high quality service you have come to expect from I-many.

Q. What are I-many’s long-term plans?

A. I-many’s long-term plans have not changed. The Company is firmly committed to further expanding its leadership in the enterprise contract management solution space and adding even greater value for current and future customers.

Q. Who do I contact for additional information?

A. Please feel free to contact your I-many Account Executive with any questions or comments you may have. For your convenience, our toll-free telephone number is: 800-832-0228. Alternatively, you can call Mark Smith, senior vice president and general manager, at (215) 794-3805.